----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             RF MICRO DEVICES, INC.
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)


                               7628 Thorndike Road
   NORTH CAROLINA       Greensboro, North Carolina 27409-9421       56-1733461
--------------------   --------------------------------------    ---------------
(State or other       (Address of principal executive offices)  (I.R.S. Employer
 jurisdiction of                                                  Identification
 incorporation                                                           Number)
 or organization)
                          RF NITRO COMMUNICATIONS, INC.
                            2001 STOCK INCENTIVE PLAN
                            (As Amended and Restated)
                            (Full title of the plan)
                      -----------------------------------

                                David A. Norbury
                      President and Chief Executive Officer
                             RF Micro Devices, Inc.
                               7628 Thorndike Road
                      Greensboro, North Carolina 27409-9421
                                 (336) 664-1233
                        -------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                      PROPOSED         PROPOSED
TITLE OF                              MAXIMUM          MAXIMUM
SECURITIES             AMOUNT         OFFERING         AGGREGATE    AMOUNT OF
TO BE                  TO BE          PRICE            OFFERING     REGISTRATION
REGISTERED             REGISTERED     PER SHARE (1)    PRICE (1)    FEE (1)
----------             -----------    --------------   -----------  ------------
Common Stock,
no par value
(and associated stock
purchase rights)       52,119 shares  $5.10 - $24.60    $604,385     $145.00
-------------

(1) Pursuant to Rule 457(c) and (h)(1), based on (i) the average ($24.60) of the high ($25.20) and low ($24.00) sales price of the Registrant's common stock on November 29, 2001, as reported on the Nasdaq National Market, with respect to 17,363 shares issuable pursuant to a restricted stock award granted under the RF Nitro Communications, Inc. ("RF Nitro") 2001 Stock Incentive Plan (the "'Plan"), and (ii) the average option price ($5.10) for 34,756 shares available for issuance upon exercise of outstanding options granted under the Plan. Pursuant to an Agreement and Plan of Merger and Reorganization dated October 11, 2001 between the Registrant and RF Nitro, the Registrant agreed to assume stock awards outstanding under the above-referenced Plan as of the effective time of the merger.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------------------------------------------------

                  The following documents filed by RF Micro Devices, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the Commission on June 19, 2001;

                 (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 (amended on Form 10-Q/A filed with the Commission on November 1, 2001) and September 29, 2001 (amended on Form 10-Q/A filed with the SEC on November 14, 2001);

                 (c) The Company's Current Report on Form 8-K filed as of August 13, 2001;

                 (d) The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission on May 2, 1997, including any amendment or report filed for the purpose of updating such description;

                 (e) The Company's Registration Statement on Form 8-A relating to the Company's Shareholder Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, filed with the Commission on August 14, 2001; and

                 (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
-----------------------------------

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------------------------------------------------

                  The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company. Members of the firm own an aggregate of approximately 3,222 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

                  Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contact or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

                  The Company's bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of the Company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

                  The Company's articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

                  The Company maintains directors' and officers' liability insurance under which controlling person, directors and officers of the Company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
---------------------------------------------

                  Not applicable.

ITEM 8.  EXHIBITS.
------------------

                  The   following   exhibits   are  filed  as  a  part  of  this
                  Registration Statement:

         NUMBER   DESCRIPTION
         ------   -----------

         4.1 Amended and Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from
                  Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.


         4.2 Amendment to Articles of Incorporation, which are incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

         4.3 Articles of Amendment to RF Micro Devices, Inc. Amended and Restated Articles of Incorporation, which are incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

         4.4      Bylaws of RF Micro Devices,  Inc.,  which are  incorporated by
                  reference   from   Exhibit   3.2  filed  with  the   Company's
                  Registration Statement on Form S-1 (File No. 333-22625).

         4.5 Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-22625).

         4.6 Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form 8-A filed August 14, 2001.

         5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

         23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.
         23.2     Consent of Independent Auditors.

         24 Power of Attorney (included on the signature page to this Registration Statement).

         99 RF Nitro Communications, Inc. 2001 Stock Incentive Plan (as amended and restated effective October 23, 2001).


ITEM 9.  UNDERTAKINGS.
----------------------

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)       To  include  any  prospectus   required  by  Section
                            10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, RF Micro Devices, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 30th day of November, 2001.

                                RF MICRO DEVICES, INC.


                                By:      /s/ David A. Norbury
                                -----------------------------------------------
                                        David A. Norbury
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Each of the undersigned, being a director and/or officer of RF Micro Devices, Inc. (the "Company"), hereby nominates, constitutes and appoints David A. Norbury and William A. Priddy, Jr., or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, no par value, of the Company (the "Common Stock") in connection with the RF Nitro Communications, Inc. 2001 Stock Incentive Plan (as amended and restated), and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and all requirements of the Commission.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 30, 2001.


 /s/ David A. Norbury                   /s/ William A. Priddy, Jr.
--------------------------------       ---------------------------
 Name:  David  A.  Norbury  Title:     Name: William A. Priddy, Jr.
 President,     Chief    Executive     Title:  Chief Financial Officer
 Officer and  Director  (principal     and Vice President of Administration
 executive officer)                    (principal financial officer)


                                       /s/ Dr. Albert E. Paladino
/s/ Barry D. Church                    --------------------------
--------------------------------       Name: Dr. Albert E. Paladino
 Name:   Barry  D.  Church  Title:     Title: Director
 Controller  (principal accounting
 officer)
                                       /s/ Erik H. van der Kaay
 /s/ William J. Pratt                  ------------------------
--------------------------------       Name: Erik H. van der Kaay
Name:  William J. Pratt                Title:  Director
Title:  Director


/s/ Walter H. Wilkinson, Jr.
----------------------------
Name: Walter H. Wilkinson, Jr.
Title:  Director

                                  EXHIBIT INDEX
                                       to
                      Registration Statement on Form S-8 of
                             RF Micro Devices, Inc.



         NUMBER            DESCRIPTION
         -------           -----------

         4.1 Amended and Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.1 of the Company's
                            Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

         4.2 Amendment to Articles of Incorporation, which are incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

         4.3                Articles  of  Amendment  to RF Micro  Devices,  Inc.
                            Amended and Restated Articles of Incorporation, which are incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

         4.4 Bylaws of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.2 filed with the Company's Registration Statement on Form S-1 (File No. 333-22625).

         4.5 Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-22625).

         4.6 Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form 8-A filed August 14, 2001.

         5                  Opinion of Womble Carlyle Sandridge & Rice, PLLC, as
                            to  the   legality   of  the  Common   Stock   being
                            registered.

         23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

         23.2              Consent of Independent Auditors.

         24 Power of Attorney (included on the signature page to this Registration Statement).

         99 RF Nitro Communications, Inc. 2001 Stock Incentive Plan (as amended and restated effective October 23, 2001).